SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 18, 2013

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pacific Ethanol, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on June 18, 2013 (“Original Filing”). The Original Filing reported the voting of results the Company’s 2013 Annual Meeting of Stockholders held on June 18, 2013 (the “Annual Meeting”). The sole purpose of this Form 8K/A is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes on named executive officer compensation (“say on pay”). No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders cast approximately 49% of votes, not including abstentions, representing a plurality of votes in favor of holding future say on pay votes on an annual basis. The Board of Directors of the Company had recommended a vote for frequency of say on pay votes every three years. In light of this result and other factors it considered, the Board of Directors has determined that the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2019 Annual Meeting of Stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary